                                                                     EXHIBIT 4.6

_______________________________________________________________________________


                     _____________________________________


                     _____________________________________


                          STATER BROS. HOLDINGS INC.

                             SERIES A AND SERIES B
                         10 3/4% SENIOR NOTES DUE 2006


                           ________________________

                                   INDENTURE
                           Dated as of August 6, 1999

                           ________________________

                       IBJ WHITEHALL BANK & TRUST COMPANY

                                    Trustee
                                 ______________



_______________________________________________________________________________

                             CROSS-REFERENCE TABLE*


Act Section                                                 Indenture Section
-----------
310 (a)(1)....................................................   7.10
(a)(2)........................................................   7.10
(a)(3)........................................................   N.A.
(a)(4)........................................................   N.A.
(a)(5)........................................................   7.10
(b)...........................................................   7.10
(c)...........................................................   N.A.
311(a)........................................................   7.11
(b)...........................................................   7.11
(c)...........................................................   N.A.
312 (a).......................................................   2.05
(b)...........................................................   10.03
(c)...........................................................   10.03
313(a)........................................................   7.06
(b)(2)........................................................   7.07
(c)...........................................................   7.06;
                                                                 10.02
(d)...........................................................   7.06
314(a)........................................................   4.03;
                                                                 10.02
(c)(1)........................................................   10.04
(c)(2)........................................................   10.04
(c)(3)........................................................   N.A.
(e)...........................................................   10.05
(f)...........................................................   NA
315 (a).......................................................   7.01
(b)...........................................................   7.05,
                                                                 10.02
(c)...........................................................   7.01
(d)...........................................................   7.01
(e)...........................................................   6.11
316 (a)(last sentence)........................................   2.09
(a)(1)(A).....................................................   6.05
(a)(1)(B).....................................................   6.04
(a)(2)........................................................   N.A.
(b)...........................................................   6.07
(c)...........................................................   2.12
317 (a)(1)....................................................   6.08
(a)(2)........................................................   6.09
(b)...........................................................   2.04
318 (a).......................................................   10.01
(b)...........................................................   N.A.
(c)...........................................................   10.01
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1.   DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................  1
Section 1.01.    Definitions.....................................................................................  1
Section 1.02.    Other Definitions............................................................................... 19
Section 1.03.    Trust Indenture Act Definitions................................................................. 19
Section 1.04.    Rules of Construction........................................................................... 20

ARTICLE 2. THE NOTES............................................................................................. 20
Section 2.01.    Form and Dating................................................................................. 20
Section 2.02.    Execution and Authentication.................................................................... 21
Section 2.03.    Registrar and Paying Agent...................................................................... 22
Section 2.04.    Paying Agent to Hold Money in Trust............................................................. 22
Section 2.05.    Holder Lists.................................................................................... 23
Section 2.06.    Transfer and Exchange........................................................................... 23
Section 2.07.    Replacement Notes............................................................................... 34
Section 2.08.    Outstanding Notes............................................................................... 34
Section 2.09.    Treasury Notes.................................................................................. 35
Section 2.10.    Temporary Notes................................................................................. 35
Section 2.11.    Cancellation.................................................................................... 35
Section 2.12.    Defaulted Interest.............................................................................. 35
Section 2.13.    CUSIP Numbers................................................................................... 36

ARTICLE 3. REDEMPTION AND PREPAYMENT............................................................................. 36
Section 3.01.    Notices to Trustee.............................................................................. 36
Section 3.02.    Selection of Notes to Be Redeemed............................................................... 36
Section 3.03.    Notice of Redemption............................................................................ 37
Section 3.04.    Effect of Notice of Redemption.................................................................. 37
Section 3.05.    Deposit of Redemption Price..................................................................... 37
Section 3.06.    Notes Redeemed in Part.......................................................................... 38
Section 3.07.    Optional Redemption............................................................................. 38
Section 3.08.    Mandatory Redemption............................................................................ 39
Section 3.09.    Offer to Purchase by Application of Excess Proceeds............................................. 39

ARTICLE 4.  COVENANTS............................................................................................ 40

Section 4.01.    Payment of Notes................................................................................ 40
Section 4.02.    Maintenance of Office or Agency................................................................. 41
Section 4.03.    Reports......................................................................................... 41
Section 4.04.    Compliance Certificate.......................................................................... 42
Section 4.05.    Taxes........................................................................................... 43
Section 4.06.    Stay, Extension and Usury Laws.................................................................. 43
Section 4.07.    Restricted Payments............................................................................. 43


Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries.................................. 46
Section 4.09.    Incurrence of Indebtedness and Issuance of Preferred Stock...................................... 47
Section 4.10.    Asset Sales..................................................................................... 50
Section 4.11.    Transactions with Affiliates.................................................................... 52
Section 4.12.    Liens........................................................................................... 52
Section 4.13.    Corporate Existence............................................................................. 52
Section 4.14.    Offer to Repurchase Upon Change of Control...................................................... 53
Section 4.15.    Limitation On Issuances And Sales Of Equity Interests In Wholly-Owned Subsidiaries (Other Than
                 An Unrestricted Subsidiary)..................................................................... 54
Section 4.16.    Limitation on Issuances of Guarantees of Indebtedness........................................... 54
Section 4.17.    Designation of Restricted and Unrestricted Subsidiaries......................................... 54
Section 4.18.    Payments For Consent............................................................................ 55

ARTICLE 5. SUCCESSORS............................................................................................ 55

Section 5.01.    Merger, Consolidation, or Sale of Assets........................................................ 55
Section 5.02.    Successor Corporation Substituted............................................................... 56

ARTICLE 6. DEFAULTS AND REMEDIES................................................................................. 56
Section 6.01.    Events of Default............................................................................... 56
Section 6.02.    Acceleration.................................................................................... 57
Section 6.03.    Other Remedies.................................................................................. 58
Section 6.04.    Waiver of Past Defaults......................................................................... 58
Section 6.05.    Control by Majority............................................................................. 59
Section 6.06.    Limitation on Suits............................................................................. 59
Section 6.07.    Rights of Holders of Notes to Receive Payment................................................... 59
Section 6.08.    Collection Suit by Trustee...................................................................... 59
Section 6.09.    Trustee May File Proofs of Claim................................................................ 59
Section 6.10.    Priorities...................................................................................... 60
Section 6.11.    Undertaking for Costs........................................................................... 60

ARTICLE 7. TRUSTEE............................................................................................... 61

Section 7.01.    Duties of Trustee............................................................................... 61
Section 7.02.    Rights of Trustee............................................................................... 62
Section 7.03.    Individual Rights of Trustee.................................................................... 62
Section 7.04.    Trustee's Disclaimer............................................................................ 62
Section 7.05.    Notice of Defaults.............................................................................. 63
Section 7.06.    Reports by Trustee to Holders of the Notes...................................................... 63
Section 7.07.    Compensation and Indemnity...................................................................... 63
Section 7.08.    Replacement of Trustee.......................................................................... 64
Section 7.09.    Successor Trustee by Merger, etc................................................................ 65
Section 7.10.    Eligibility; Disqualification................................................................... 65
Section 7.11.    Preferential Collection of Claims Against Stater Bros........................................... 66
Section 7.12.    Trustee Risk.................................................................................... 66
Section 7.13.    Appointment Of Co-Trustee....................................................................... 66


ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................................................ 67
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.......................................... 67
Section 8.02.    Legal Defeasance and Discharge.................................................................... 67
Section 8.03.    Covenant Defeasance............................................................................... 67
Section 8.04.    Conditions to Legal or Covenant Defeasance........................................................ 68
Section 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions..... 69
Section 8.06.    Repayment to Stater Bros.......................................................................... 70
Section 8.07.    Reinstatement..................................................................................... 70

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER........................................................................ 70
Section 9.01.    Without Consent of Holders of Notes............................................................... 70
Section 9.02.    With Consent of Holders of Notes.................................................................. 71
Section 9.03.    Compliance with Trust Indenture Act............................................................... 72
Section 9.04.    Revocation and Effect of Consents................................................................. 72
Section 9.05.    Notation on or Exchange of Notes.................................................................. 72
Section 9.06.    Trustee to Sign Amendments, etc................................................................... 73

ARTICLE 10.  MISCELLANEOUS......................................................................................... 73
Section 10.01.   Trust Indenture Act Controls...................................................................... 73
Section 10.02.   Notices........................................................................................... 73
Section 10.03.   Communication by Holders of Notes with Other Holders of Notes..................................... 75
Section 10.04.   Certificate and Opinion as to Conditions Precedent................................................ 75
Section 10.05.   Statements Required in Certificate or Opinion..................................................... 75
Section 10.06.   Rules by Trustee and Agents....................................................................... 76
Section 10.07.   No Personal Liability of Directors, Officers, Employees and Stockholders.......................... 76
Section 10.08.   Governing Law..................................................................................... 76
Section 10.09.   No Adverse Interpretation of Other Agreements..................................................... 76
Section 10.10.   Successors........................................................................................ 76
Section 10.11.   Severability...................................................................................... 76
Section 10.12.   Counterpart Originals............................................................................. 76
Section 10.13.   Table of Contents, Headings, etc.................................................................. 77


EXHIBITS

Exhibit A-1  FORM OF NOTE

Exhibit A-2  FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B  FORM OF CERTIFICATE OF TRANSFER

Exhibit C  FORM OF CERTIFICATE OF EXCHANGE

Exhibit D  FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

          INDENTURE dated as of August 6, 1999 between Stater Bros. Holdings Inc., a Delaware corporation ("Stater Bros.") and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee").

          Stater Bros. and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/4% Series A Senior Notes due 2006 (the "Series A Notes") and the 10 3/4% Series B Senior Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "144A Global Note" means a global note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement
-----------
Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, became a Subsidiary of, or substantially all of its business and assets were acquired by, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, becoming a Subsidiary of, or substantially all of its business and assets being acquired by, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition" means the acquisition by Stater Bros. of 43 supermarkets and one future store site pursuant to the Asset Purchase Agreement.

          "Additional Notes" means up to $100.0 million in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the
                -------------     ----
Initial Notes.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 5% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. For purposes of this definition, but solely with respect to clause (b) of the first paragraph of Section 4.07, Santee
                       ----------                           ------------
LLC shall not be deemed to be an Affiliate of Stater Bros.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of May 7, 1999, among Stater Bros., Stater Bros. Markets and Albertson's, Inc.

          "Asset Sale" means: (1) the sale, lease, conveyance or other disposition of any assets or rights (including but not limited to sale and leaseback transactions), other than any such sale or other disposition in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Stater Bros. and its Subsidiaries taken as a whole shall be governed by the provisions of Section
                                                                     -------
4.14 hereof and/or the provisions of Article 5 hereof and not by the provisions
----                                 ---------
of Sections 3.09 and 4.10 hereof; and (2) the issuance of Equity Interests by
   -------------     ----
any of Stater Bros.' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

          Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million; (2) a transfer of assets between or among Stater Bros. and its Wholly-Owned Subsidiaries (other than an Unrestricted Subsidiary); (3) an issuance of Equity Interests by a Restricted Subsidiary to Stater Bros. or to another Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of Stater Bros.; (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (5) any sale by Stater Bros. Markets of its interest in Santee LLC pursuant to the terms of the limited liability company agreement governing Santee LLC; (6) the sale or other disposition of cash or Cash Equivalents; and (7) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.
             ------------

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

          "Board of Directors" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Business Day" means any day other than a Legal Holiday.

          "Calculation Date" has the meaning specified in the definition of "Fixed Charge Coverage Ratio."

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above
                                                -----------     ---
entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the highest rating obtainable
   ----------
from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this
                                      -----------         ---
definition.

          "Cedel" means Cedel Bank, SA.

          "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Stater Bros. and its Restricted Subsidiaries taken as a whole to any "person" or "group" of persons (as such terms are used in Section 13(d)(3) of the Exchange
Act) other than either La Cadena Investments or any La Cadena Successor; (2) the adoption of a plan relating to the liquidation or dissolution of Stater Bros.;
(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than La Cadena Investments or any La Cadena Successor, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Stater Bros., measured by voting power rather than number of shares; (4) the first day on which a majority of the members of the Board of Directors of Stater Bros. are not Continuing Directors; (5) Stater Bros. consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Stater Bros., in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Stater Bros. or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where all or a portion of the Voting Stock of Stater Bros. outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (6) at any time prior to the date that a La Cadena Successor is the Beneficial Owner of more than 50% of the Voting Stock of Stater Bros., Jack H. Brown shall cease to (A) be a general partner or managing member of La Cadena Investments, (B) have the power to vote the majority of the Capital Stock of La Cadena Investments, (C) be the Beneficial Owner of at least 35% of the Equity Interests in La Cadena Investments, or (D) be the Beneficial Owner of a higher percentage of the Equity Interests in La Cadena Investments than any other "person" or "group" of persons (as such terms are used in Section 13(d)(3) of the Exchange Act).

          "Commission" means the Securities and Exchange Commission.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1) an amount equal to any extraordinary loss plus the amount of any net loss realized by such Person or any of its Consolidated Subsidiaries in connection with (A) an Asset Sale, or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus (2) provision for taxes based on income or profits of such Person and its Consolidated Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (3) consolidated interest expense of such Person and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Consolidated Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Consolidated Subsidiary of Stater Bros. shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Stater Bros. only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Stater Bros. by such Consolidated Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Consolidated Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of Santee LLC and any Person that is not a Consolidated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof; (2) the Net Income of any Consolidated Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary or its stockholders; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (4) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of: (1) the consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus (2) (a) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (b) the sum of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a Consolidated Subsidiary of such Person; (ii) the book value of all intangible assets (as determined in accordance with GAAP) of such Person and its Consolidated Subsidiaries; (iii) any amounts attributable to the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or any of its Subsidiaries; (iv) all investments in Persons that are not Consolidated Subsidiaries; and (v) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

          "Consolidated Subsidiary" of any Person means a subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary; provided, however, that the Unrestricted Subsidiaries of Stater Bros. shall not be included as Consolidated Subsidiaries of Stater Bros. for purposes of this Indenture, regardless of whether such Unrestricted Subsidiaries are or, in accordance with GAAP, should be accounted for as consolidated subsidiaries; provided, further, that any Person that is not a Subsidiary (as such term is defined herein) of a Person shall not be included as a Consolidated Subsidiary of such Person, regardless of whether such Person is, or in accordance with GAAP, should be accounted for as a consolidated subsidiary.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Stater Bros. who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the
                     -------------
Trustee may give notice to Stater Bros.

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Revolving Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special-purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part (whether by revolving or other long-term Indebtedness) from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the
                                                 ------------
form of Exhibit A-1 hereto except that such Note shall not bear the Global Note
        -----------
Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as
                                                         ------------
the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Stater Bros. to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Stater Bros. may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.
                         ------------

          "DTC" means The Depository Trust Company, a New York corporation.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
   ---------------

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means up to $6.0 million in aggregate principal amount of Indebtedness of Stater Bros. and its Restricted Subsidiaries (other than Indebtedness under the Revolving Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

          "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio: (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Consolidated Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and excluding (A) the amortization of any debt issuance costs and (B) the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Consolidated Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Consolidated Subsidiaries or secured by a Lien on assets of such Person or one of its Consolidated Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Consolidated Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Stater Bros. (other than Disqualified Stock) or to Stater Bros. or a Consolidated Subsidiary of Stater Bros.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv),
        ---------                                  ------------  -----------
2.06(d)(ii) or 2.06(f) hereof.
-----------    -------

          "Global Note Legend" means the legend set forth in Section
                                                             -------
2.06(g)(ii), which is required to be placed on all Global Notes issued under
-----------
this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means each holder of the Notes.

          "IAI Global Note" means the global Note substantially in the form of

Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement
-----------
Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any specified Person and without duplication, any liability of such Person, whether or not contingent: (1) for borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of banker's acceptances; (4) representing Capital Lease Obligations; (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any Hedging Obligations; if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date shall be:
(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          For the avoidance of doubt, the Santee Financing and the Santee Documents, as amended, modified, renewed, refunded or replaced from time to time (provided, that the terms of such documents as so amended, modified, renewed, refunded or replaced are at least as favorable to the Holders of Notes as those contained in the Santee Documents as in effect on the date of this Indenture) will be deemed not to constitute, nor to have given rise to, the incurrence of any Indebtedness of Stater Bros. or any of its Subsidiaries; provided, however, that if Santee LLC or Santee becomes a Restricted Subsidiary, and at such time, the Santee Financing would otherwise qualify as "Indebtedness" of Santee under this definition, the Santee Financing shall not fail to so qualify solely because of the provisions of this sentence.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means the first $450 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Stater Bros. or any Restricted Subsidiary of Stater Bros. sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Stater Bros. such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Stater Bros., then Stater Bros. shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of pursuant to such sale or disposition in an amount determined as provided in the final paragraph of Section 4.07 hereof. If Stater Bros. or
                                      ------------
any Restricted Subsidiary of Stater Bros. designates a Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the provisions of this Indenture, then Stater Bros. shall be deemed to have made an Investment on the date of such designation equal to the fair market value of the Equity Interests of such Subsidiary in an amount determined as provided in the final paragraph of
Section 4.07 hereof.  The acquisition by Stater Bros. or any Restricted
------------
Subsidiary of Stater Bros. of a Person that holds an Investment in any third Person shall be deemed to be an Investment by Stater Bros. or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.
                                   ------------

          "La Cadena Investments" means La Cadena Investments, a California general partnership.

          "La Cadena Successor" means a partnership or limited liability company (other than La Cadena Investments) with respect to which (1) Jack H. Brown is a general partner or managing member, (2) Jack H. Brown has the power to vote the majority of the Capital Stock, (3) Jack H. Brown is the Beneficial Owner of at least 35% of the Equity Interests therein and (4) Jack H. Brown is the Beneficial Owner of a higher percentage of the Equity Interests therein than any other "person" or "group" of persons (as such terms are used in Section 13(d)(3) of the Exchange Act).

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by Stater Bros. and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 4 of the Registration Rights Agreement.

          "Markets Preferred Stock" means the $11.00 Cumulative Preferred Stock issued by Stater Bros. Markets.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (A) any Asset Sale; or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by Stater Bros. or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Revolving Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of Stater Bros. by two Officers of Stater Bros., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Stater Bros., that meets the requirements of
Section 10.05 hereof.
-------------

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 10.05 hereof.  The counsel may be an employee of or counsel to Stater
-------------
Bros., any Subsidiary of Stater Bros. or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Permitted Construction Indebtedness" means Indebtedness of Stater Bros. or any Restricted Subsidiary representing the deferred purchase price, or the net proceeds of which are used solely to finance the purchase price, cost of construction, lease, or major remodeling or major refurbishment of any new or existing supermarket (including any fixtures therein) operated or to be operated by Stater Bros. or Stater Bros. Markets. For purposes hereof, "major remodeling" or "major refurbishment" of a supermarket shall mean a remodeling or refurbishment of a supermarket in a single transaction or a series of related transactions involving aggregate expenditures equal to or greater than $250,000 per project site.

          "Permitted Investments" means: (1) any Investment in Stater Bros. or in a Restricted Subsidiary (including any Person who becomes a Subsidiary as a result of any Investment, other than an Unrestricted Subsidiary), provided that any Indebtedness evidencing such Investment in a Restricted Subsidiary is not subordinated to any Indebtedness or other obligation of such Restricted Subsidiary; (2) the making of Investments in Stater Bros. by any Subsidiary (provided that any Indebtedness evidencing such Investment is subordinated and junior to the Notes); (3) any Investment in Cash Equivalents; (4) any Investment by Stater Bros. or any Restricted Subsidiary in a Person, if as a result of such
Investment: (A) such Person becomes a Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of Stater Bros.; or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Stater Bros. or a Restricted Subsidiary of Stater Bros.; (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 3.09 and 4.10; (6) any acquisition of assets or any
                -------------     ----
Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Stater Bros.; (7) the making of Investments in Santee LLC of up to $25.0 million; (8) the making of Investments in Santee LLC for the purpose of purchasing additional limited liability company interests in Santee LLC with the proceeds of a Qualified La Cadena Investment; (9) the extensions of trade credit and advances to customers and suppliers to the extent in the ordinary course of business and made in accordance with customary industry practice; and (10) Hedging Obligations.

          "Permitted Liens" means: (1) Liens of Stater Bros. and any Restricted Subsidiary securing Indebtedness and other Obligations (A) under the Revolving Credit Facility and (B) under other Credit Facilities that, in each case, were permitted by the terms of this Indenture to be incurred; (2) Liens in favor of Stater Bros. or any Restricted Subsidiary; (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Stater Bros. or any Restricted Subsidiary of Stater Bros.; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Stater Bros. or the Restricted Subsidiary; (4) Liens on property existing at the time of acquisition thereof by Stater Bros. or any Restricted Subsidiary of Stater Bros., provided, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such acquired property; (5) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(6) Liens to secure Indebtedness (including Capital Lease Obligations and Permitted Construction Indebtedness) permitted by clauses (b), (d), (e), (h),
                                                  -----------  ---  ---  ---
(k), (m), (n) and (o) of the second paragraph of Section 4.09 covering only the
---  ---  ---     ---                            ------------
assets acquired with or improved with the proceeds of such Indebtedness; (7) Liens securing the Notes; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens incurred in the ordinary course of business of Stater Bros. or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding; (10) Liens existing on the date of this Indenture and renewals, extensions and replacements thereof, provided, that such renewals, extensions or replacements will not apply to any property or assets not previously subject to such Liens or increase the principal amount of obligations secured thereby; (11) Liens on deposits made in the ordinary course of business; (12) Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Stater Bros. or any Restricted Subsidiary on deposit with or in possession of such banks; (13) Liens in respect of Permitted Refinancing Indebtedness; provided, that the terms of such liens in respect of such Permitted Refinancing Indebtedness are not less favorable to the Holders of the Notes than the terms of the Liens securing the indebtedness being refinanced and do not extend to any assets not securing such indebtedness; (14) carriers', warehousemen's, mechanics' materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings; (15) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (16) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business of Stater Bros. or its Subsidiaries, as the case may be, and any exceptions to title set forth in any title policies; (17) any attachment or judgment Lien so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby; and (18) any Liens relating solely to property leased by Stater Bros. or any Subsidiary and arising solely out of the lease for such property.

          "Permitted Refinancing Indebtedness" means any Indebtedness of Stater Bros. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Stater Bros. or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by Stater Bros. or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Petrolane Leases" means that certain Amended and Restated Sublease Agreement between ARM Leasing Corp., as Lessor and Stater Bros. Markets, as Lessee dated as of June 1, 1963, that certain Amended and Restated Sublease Agreement between Clipse Leasing Corp., as Lessor and Stater Bros. Markets, as Lessee dated as of May 2, 1983, that certain Sublease Agreement between ARM Leasing Corp., as Lessor and Stater Bros. Markets, as Lessee dated as of December 1, 1983, and that certain Amended and Restated Sublease Agreement between Wren Leasing Corp., as Lessor and Stater Bros. Markets, as Lessee dated as of June 1, 1983, in each case as amended, modified, renewed, refunded or replaced from time to time; provided, that the terms of such documents as so amended, modified, renewed, refunded or replaced are at least as favorable to the Holders of Notes as those contained in the Petrolane Leases as in effect on the date of this Indenture.

          "Private Placement Legend" means the legend set forth in Section
                                                                   -------
2.06(g)(i) to be placed on all Notes issued under this Indenture except where
----------
otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified La Cadena Investment" means an Investment made in Stater Bros. by La Cadena Investments or any La Cadena Successor for the purpose of providing funds to either Stater Bros. or Stater Bros. Markets, as the case may be, to purchase additional limited liability company interests in Santee LLC; provided, however, that if such an Investment is made in the form of Indebtedness, then such Indebtedness will be (a) unsecured Indebtedness, and (b) subordinated Indebtedness.

          "Qualified Santee LLC Interest Sale" means a sale by Stater Bros. Markets of all or any portion of its interest in Santee LLC.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 6, 1999, by and among Stater Bros. and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between Stater Bros. and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by Stater Bros. to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private
            -----------
Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and
            -----------
deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" means any Subsidiary of Stater Bros. that is not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means the credit facility governed by that certain Credit Agreement, dated as of August 6, 1999, by and among Stater Bros. Markets, Stater Bros., the lenders from time to time party thereto, and Bank of America, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing facility that alters the maturity thereof.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "Santee" means Santee Dairies, Inc., a California corporation, a wholly-owned Subsidiary of Santee LLC.

          "Santee Documents" means that certain Product Purchase Agreement between Stater Bros. Markets and Santee , that certain Owner Consent between Stater Bros. Markets and the trustee pursuant to the trust agreement executed as part of the Santee Financing, that certain Limited Liability Company Agreement between Stater Bros. Markets, Hughes Markets, Inc., and Santee LLC, that certain Letter Agreement between Stater Bros. and each of the Santee Noteholders and all documents effecting and ancillary to the Santee Financing.

          "Santee Financing" means the issuance by Santee of up to $80,000,000 in principal amount of notes pursuant to that certain Note Purchase Agreement dated as of July 30, 1997, as amended through and including the date of this Indenture, and all transactions incident and ancillary thereto.

          "Santee LLC" means Santee Dairies, LLC, a Delaware limited liability company.

          "Santee Noteholders" means the holders of notes with respect to the Santee Financing.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

          "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Stater Bros. Markets" means Stater Bros. Markets, a California corporation.

          "Subsidiary" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has
   -----------
the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (1) if and at such time as such Persons become Subsidiaries of Stater Bros., Santee LLC and Santee (provided, however, that the board of directors of Stater Bros. may at such time, if any, as such Persons become such Subsidiaries designate either or both of them as Restricted Subsidiaries by board resolution in accordance with the terms of this Indenture), (2) any Subsidiary of Stater Bros. that is designated by the board of directors of Stater Bros. as an Unrestricted Subsidiary pursuant to a board resolution in accordance with the terms of this Indenture, and (3) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Subsidiary" of any specified Person means any Subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly-Owned Subsidiary of such Person, and with respect to Stater Bros., shall include Stater Bros. Markets so long as Stater Bros. or any Wholly-Owned Subsidiary of Stater Bros. owns all of the outstanding shares of Capital Stock of Stater Bros. Markets other than the Markets Preferred Stock.

Section 1.02.     Other Definitions.

                                                                      Defined in
                        Term                                            Section
                        ----                                           -------
       "Acceleration Notice"..............                              6.02
       "Affiliate Transaction"............                              4.11
       "Asset Sale Offer".................                              3.09
       "Authentication Order".............                              2.02
       "Change of Control Offer"..........                              4.14
       "Change of Control Payment"........                              4.14
       "Change of Control Payment Date"...                              4.14
       "Consummation Date"................                              4.10
       "Covenant Defeasance"..............                              8.03
       "Event of Default".................                              6.01
       "Excess Proceeds"..................                              4.10
       "incur"............................                              4.09
       "Legal Defeasance".................                              8.02
       "Offer Amount".....................                              3.09
       "Offer Period".....................                              3.09
       "Paying Agent".....................                              2.03
       "Payment Default"..................                              6.01
       "Permitted Debt"...................                              4.09
       "Purchase Date"....................                              3.09
       "Redemption Date"..................                              3.07
       "Registrar"........................                              2.03
       "Restricted Payments"..............                              4.07

Section 1.03.    Trust Indenture Act Definitions


          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means Stater Bros. and any successor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

          Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01.  Form and Dating.

     (a)  General.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations,
                             ---------
legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and Stater Bros. and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b)  Global Notes.

          Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon
------------    ---
and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and
-----------
without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
                       ------------

     (c)  Temporary Global Notes.

          Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by Stater Bros. and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate
                -------------------
from Stater Bros. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d)  Euroclear and Cedel Procedures Applicable

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

          Two Officers shall sign the Notes for Stater Bros. by manual or facsimile signature. Stater Bros.' seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of Stater Bros. signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.
                             ------------

          The Trustee may appoint an authenticating agent acceptable to Stater Bros. to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with Holders or an Affiliate of Stater Bros.

Section 2.03.  Registrar and Paying Agent.

          Stater Bros. shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. Stater Bros. may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Stater Bros. may change any Paying Agent or Registrar without notice to any Holder. Stater Bros. shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Stater Bros. fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Stater Bros. or any of its Subsidiaries may act as Paying Agent or Registrar.

          Stater Bros. initially appoints DTC to act as Depositary with respect to the Global Notes.

          Stater Bros. initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

          Stater Bros. shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by Stater Bros. in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Stater Bros. at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Stater Bros. or a Subsidiary) shall have no further liability for the money. If Stater Bros. or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Stater Bros., the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, Stater Bros. shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Stater Bros. shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes.

          A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by Stater Bros. for Definitive Notes if (i) Stater Bros. delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Stater Bros. within 120 days after the date of such notice from the Depositary or (ii) Stater Bros. in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Temporary Global Note be exchanged by Stater Bros. for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note
                           -------------     ----
authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof,
                                  ------------    ------------    ----
shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note
                 ---------------
may be transferred and exchanged as provided in Section 2.06(b), (c) or (f)
                                                ---------------  ---    ---
hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

          The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the

Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as
                               ---------------     ---
well as one or more of the other following subparagraphs, as applicable:

      (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
           ------------------

      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of
                                     ------------------
   such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by Stater Bros. in accordance with Section 2.06(f) hereof,
                                                        ---------------
   the requirements of this Section 2.06(b)(ii) shall be deemed to have been
                            -------------------
   satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
                       ---------------

      (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar
                                     ------------------
   receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                        ---------
   certifications in item (1) thereof; (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                        ---------
   certifications in item (2) thereof; and (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                            ---------
   including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and: (A) such exchange or transfer
                   -------------------
   is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
   (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Stater Bros.; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
   (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto,
                                                       ---------
   including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the
                                   ---------
   certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D)
                                                       ----------------    ---
above at a time when an Unrestricted Global Note has not yet been issued, Stater Bros. shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
     ------------
Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

      (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in
                              ---------
   item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                           ---------
   item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if
   ---------
   such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if
   ---------
   such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including
                                                   ---------
   the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such beneficial interest is being transferred to Stater Bros. or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
            ---------
   thereof; or (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                              ---------
   item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section
                                                                       -------
   2.06(h) hereof, and Stater Bros. shall execute and the Trustee shall
   -------
   authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names
                    ---------------
   and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i)
                                                         ------------------
   shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

    (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a
                                      ----------------------     ---
   beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

      (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
   (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Stater Bros.; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
   (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C
                                                                   ---------
   hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto,
                                                         ---------
   including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause
                           -------------------
   the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and Stater Bros. shall
                           ---------------
   execute and the Trustee shall authenticate and
   deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered
                                        -------------------
   in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the
                                        -------------------
   Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

      (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in
                              ---------
   item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                          ---------
   certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                              ---------
   item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                           ---------
   item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications,
                       ---------
   certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such Restricted Definitive Note is being transferred to Stater Bros. or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
            ---------
   thereof; or (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                          ---------
   certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

      (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Stater Bros.; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following:
   (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in
                              ---------
   item (1)(c) thereof; or (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the
                                   ---------
   certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and
        -------------------
   increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, Stater Bros. shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
                ------------
Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e)   Transfer and Exchange of Definitive Notes for Definitive Notes.

            Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall
                                       ---------------
register the transfer or exchange of

Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
                                             ---------------

      (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
   Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                        ---------
   certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2)
               ---------
   thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                             ---------
   certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Stater Bros.; (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C
                                                                  ---------
   hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B
                                                                  ---------
   hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to Stater Bros. to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f)  Exchange Offer.

          Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Stater Bros. shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall
                                        ------------
authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of Stater Bros., and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and Stater Bros. shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g)  Legends.

          The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (i) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

             "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
   AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
   SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT

             (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

               (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED
     INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

               (ii) TO THE ISSUER, OR

               (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

             (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii),
       (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes
                                                  ------------
       issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

      (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

             "This Global Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) the Trustee may make such notations hereon as may be required pursuant to Section 2.07 of the Indenture, (ii) this Global Note may be exchanged in whole but not in part pursuant to Section 2.06(a) of the Indenture, (iii) this Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture, and (iv) this Global Note may be transferred to a successor depositary with the prior written consent of Stater Bros."

      (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

             "The rights attaching to this Regulation S Temporary Global Note, and the conditions and procedures governing its exchange for Certificated Notes, are as specified in the Indenture (as defined herein). Neither the Holder nor the Beneficial Owners of this Regulation S Temporary Global Note shall be entitled to receive payment of interest hereon."

     (h) Cancellation and/or Adjustment of Global Notes.

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any
     ------------
beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, Stater Bros. shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon Stater Bros.' order or at the Registrar's request. (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Stater Bros. may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09,
                                                 -------------  ----  ----
   4.10, 4.14 and 9.05 hereof).  (iii) The Registrar shall not be required to
   ----  ----     ----
   register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Stater Bros., evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
   (v) Stater Bros. shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on
                    ------------
   the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Stater Bros. may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or Stater Bros. shall be affected by notice to the contrary. (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (viii) All
                                     ------------
   certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or Stater Bros. and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, Stater Bros. shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or Stater Bros., an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Stater Bros. to protect Stater Bros., the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Stater Bros. may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of Stater Bros. and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note
                                                    ------------
does not cease to be outstanding because Stater Bros. or an Affiliate of Stater Bros. holds the Note; however, Notes held by Stater Bros. or a Subsidiary of Stater Bros. shall not be deemed to be outstanding for purposes of Section
                                                                   -------
3.07(b) hereof.
-------

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be
                                            ------------
outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
                                                                       -------
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
----

          If the Paying Agent (other than Stater Bros., a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Stater Bros., or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Stater Bros., shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, Stater Bros. may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that Stater Bros. considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Stater Bros. shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

          Stater Bros. at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to Stater Bros. Stater Bros. may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If Stater Bros. defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. Stater Bros. shall notify the Trustee
                    ------------
in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. Stater Bros. shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Stater Bros. (or, upon the written request of Stater Bros., the Trustee in the name and at the expense of Stater Bros.) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

          Stater Bros. in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. Stater Bros. shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

          If Stater Bros. elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee,
                         ------------
at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture or the Notes pursuant to which the redemption shall occur, (ii) the redemption date,
(iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows: (a) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (b) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify Stater Bros. in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but
                                       ------------
not more than 60 days before a redemption date, Stater Bros. shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:
(a) the redemption date; (b) the redemption price; (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (d) the name and address of the Paying Agent; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (f) that, unless Stater Bros. defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At Stater Bros.' request, the Trustee shall give the notice of redemption in Stater Bros.' name and at its expense; provided, however, that Stater Bros. shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03
                                                                 ------------
hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, Stater Bros. shall deposit with the Trustee or with the Paying Agent, in immediately available funds, money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Stater Bros. any money deposited with the Trustee or the Paying Agent by Stater Bros. in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

          If Stater Bros. complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Stater Bros. to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
                                                   ------------

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, Stater Bros. shall issue and, upon Stater Bros.' written request, the Trustee shall authenticate for the Holder at the expense of Stater Bros., a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     (a) Prior to August 15, 2002, Stater Bros. may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more sales of Capital Stock of Stater Bros. resulting, for each such sale, in net cash proceeds to Stater Bros. in excess of $25.0 million; provided, that: (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Stater Bros. and its Subsidiaries); and (ii) the redemption must occur within 45 days of the date of the closing of such sale.

     (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at Stater Bros.' option prior to August 15, 2003.

     After August 15, 2003, Stater Bros. may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:


           Year                                       Percentage
           ----                                       ----------
           2003......................................105.3750%
           2004......................................102.6875%
           2005 and thereafter.......................100.0000%

          (c) Any redemption pursuant to this Section 3.07 shall be made
                                              ------------
pursuant to the provisions of Section 3.01 through 3.06 hereof.
                              ------------         ----

SECTION 3.08.   MANDATORY REDEMPTION.

      Stater Bros. shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, Stater Bros. shall
                                     ------------
be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business
Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), Stater Bros. shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than
                      ------------
the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, Stater Bros. shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09
                                                                  ------------
and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain
    ------------
open; (b) the Offer Amount, the purchase price and the Purchase Date; (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any; (d) that, unless Stater Bros. defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date; (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Stater Bros., a depositary, if appointed by Stater Bros., or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (g) that Holders shall be entitled to withdraw their election if Stater Bros., the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, Stater Bros. shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Stater Bros. so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, Stater Bros. shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by Stater Bros. in accordance with the terms of this Section 3.09. Stater Bros., the Depositary or
                                  ------------
the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by Stater Bros. for purchase, and Stater Bros. shall promptly issue a new Note, and the Trustee, upon written request from Stater Bros., shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by Stater Bros. to the Holder thereof. Stater Bros. shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase
                                                      ------------
pursuant to this Section 3.09 shall be made pursuant to the provisions of
                 ------------
Sections 3.01 through 3.06 hereof.
-------------         ----

                                   ARTICLE 4.
                                   COVENANTS

SECTION  4.01.  PAYMENT OF NOTES.

          Stater Bros. shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than Stater Bros. or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Stater Bros. in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. Except as otherwise provided in this Indenture or the Notes, Stater Bros. shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement, without duplication.

          Stater Bros. shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          Stater Bros. shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Stater Bros. in respect of the Notes and this Indenture may be served. Stater Bros. shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Stater Bros. shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          Stater Bros. may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Stater Bros. of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Stater Bros. shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Stater Bros. hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Stater Bros. in accordance with Section
                                                                        -------
2.03.
----

SECTION 4.03.  REPORTS.

     Whether or not required by the Commission, so long as any Notes are outstanding, Stater Bros. shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

      (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Stater Bros. were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Stater Bros.' certified independent accountants; and

      (b) all current reports that would be required to be filed with the Commission on Form 8-K if Stater Bros. were required to file such reports.

          In addition, whether or not required by the Commission, Stater Bros. shall file a copy of all of the information and reports referred to in clauses
                                                                       -------
(a) and (b) above with the Commission for public availability within the time
---     ---
periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Moreover, Stater Bros. agrees that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

     (a) Stater Bros. shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Stater Bros. and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Stater Bros. has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Stater Bros. has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Stater Bros. is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Stater Bros. is taking or proposes to take with respect thereto. For purposes this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate required by Section 4.03(a) is delivered, Stater Bros. shall cause
                        ---------------
to be delivered to the Trustee a letter or statement of Stater Bros.' independent accountants who shall have certified the financial statements of Stater Bros. for its preceding fiscal year in connection with the annual report of Stater Bros. to its stockholders for such year to the effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that caused them to believe that Stater Bros. was not in compliance with any of the terms or conditions contained in Sections
                                                                       --------
4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18 and Article 5 of this
----  ----  ----  ----  ----  ----  ----  ----  ----  ----     ---------
Indenture, which Default remains uncured at the date of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examinations was not directed primarily toward obtaining knowledge of such noncompliance.

     (c) Stater Bros. shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Stater Bros. is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          Stater Bros. shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          Stater Bros. covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Stater Bros. (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (a) declare or pay any dividend or make any other payment or distribution on account of Stater Bros.' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving Stater Bros. or any of its Restricted Subsidiaries) or to the direct or indirect holders of Stater Bros.' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Stater Bros. or payable to Stater Bros. or a Restricted Subsidiary of Stater Bros.);

     (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Stater Bros.) any Equity Interests of Stater Bros. or any direct or indirect parent or Affiliate of Stater Bros.;

     (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

     (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"),

unless such Restricted Payment occurs on or after September 27, 1999 and, at the time of and after giving effect to such Restricted Payment:

      (i) no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof; and

      (ii) Stater Bros. would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09;
                                                                  ------------
   and

      (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Stater Bros. and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (b), (c), (d), (e), (f), (g), (i), (j) and (k) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (A) 50% of the Consolidated Net Income of Stater Bros. for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Stater Bros.' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (B) 100% of the aggregate net cash proceeds received by Stater Bros. since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Stater Bros. (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Stater Bros. that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of Stater Bros. or to Santee or Santee LLC), plus

            (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (I) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (II) the initial amount of such Restricted Investment; plus

            (D) an amount equal to the fair market value of the Equity Interests of each Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture; provided, that such amount shall not in any case exceed the amount of Restricted Investments previously made by Stater Bros. or any Restricted Subsidiary in such Person; plus

            (E)  $5.0 million.

            The preceding paragraph shall not prohibit:

     (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

     (b) if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Stater Bros. or of any Equity Interests of Stater Bros. in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Stater Bros.) of, Equity Interests of Stater Bros. (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

     (c) if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Stater Bros. with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (d) the payment of any dividend by a Restricted Subsidiary of Stater Bros. to the holders of its Equity Interests on a pro rata basis;

     (e) the payment to La Cadena Investments of an amount equal to 1% of the aggregate principal amount of the Notes issued on the date of this Indenture for advisory services rendered in connection therewith;

     (f) the payment of any costs and expenses (including any related premium) in connection with:

      (i) the offering of the Notes and the tender offer and consent solicitation for Stater Bros.' 11% Senior Notes due 2001 and 9% Senior Subordinated Notes due 2004 and

      (ii) the acquisition of certain supermarkets and one store site pursuant to the Asset Purchase Agreement, including all costs and expenses incidental to the foregoing;

     (g) the payment to La Cadena Investments or any La Cadena Successor of an amount equal to the lesser of the amount of

      (i) the sum of (X) any Qualified La Cadena Investment, plus (Y) an amount
                                                             ----
   equal to a commercially reasonable rate of interest on such Qualified La Cadena Investment to the extent that the net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of Stater Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment exceeds the original amount of the Qualified La Cadena Investment; and

      (ii) net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of Stater Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment;

     (h) if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) since the date of this
                                            ----------
Indenture not to exceed $5 million;

     (i) if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Stater Bros. held by any key employee of Stater Bros. or its Restricted Subsidiaries (other than any key employee that is a partner of or otherwise holds any Equity Interest in La Cadena Investments or any La Cadena Successor) upon any such person's death, disability or termination of employment and pursuant to any management equity subscription agreement, stock option agreement or other incentive compensation plan or agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000, which aggregate amount shall increase by $500,000 on each anniversary of the date of this Indenture;

     (j) payment of dividends on the Markets Preferred Stock as outstanding and in effect on the date of this Indenture not to exceed $5,000 per year; and

     (k) any redemption or repurchase of the Markets Preferred Stock outstanding on the date of this Indenture, provided that the aggregate cash payments made with respect to such redemption or repurchase shall not exceed $50,000.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Stater Bros. or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by a majority of Stater Bros.'
        ------------
directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment (other than Restricted Payments permitted pursuant to clauses (a), (d), (e), (f), (j) and
                                          -----------  ---  ---  ---  ---
(k) of the preceding paragraph), Stater Bros. shall deliver to the Trustee an
---
Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
                                                                     -------
4.07 were computed.
----

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction of any kind: (i) on the ability of any Restricted Subsidiary to: (A) pay dividends or make any other distributions on its Capital Stock to Stater Bros. or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Stater Bros. or any of its Restricted Subsidiaries; (B) make loans or advances to Stater Bros. or any of its Restricted Subsidiaries; or (C) transfer any of their respective properties or assets to Stater Bros. or any of its Restricted Subsidiaries; (ii) on the ability of Stater Bros. or any of its Restricted Subsidiaries to receive or retain any such: (A) dividends, payments or distributions, (B) loans or advances, or (C) transfer of property (any such restriction being referred to herein as a "Payment Restriction").

          However, the restrictions in the preceding paragraph shall not apply to encumbrances or restrictions existing under or by reason of: (i) agreements in effect as of the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof (provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture) or any provisions of any articles of incorporation or certificate of incorporation with respect to Stater Bros. or any Restricted Subsidiary (including without limitation the rights, preferences and privileges of any class or series of preferred stock included therein) in effect as of the date of this Indenture; (ii) this Indenture and the Notes; (iii) applicable law; (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by Stater Bros. or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (v) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business; (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (C)
                                                                    ----------
of the preceding paragraph; (vii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (viii) the Revolving Credit Facility; (ix) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Stater Bros. shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, Stater Bros. may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge

Coverage Ratio for Stater Bros.' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The first paragraph of this Section 4.09 shall not prohibit the
                                      ------------
incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (a) the incurrence by Stater Bros. or its Restricted Subsidiaries of Indebtedness in an aggregate principal amount not to exceed $50.0 million at any time outstanding under any Credit Facilities or any replacement facility thereof;

     (b) the incurrence by Stater Bros. and its Restricted Subsidiaries of the Existing Indebtedness;

     (c) the incurrence by Stater Bros. of Indebtedness represented by the Initial Notes and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

     (d) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Acquired Debt represented by Capital Lease Obligations, with respect to assets acquired pursuant to the Acquisition, in an amount not to exceed $15.0 million in the aggregate, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
                                                                        ------
(d);
---

     (e) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or of Permitted Construction Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (e), not to exceed $25.0 million
                                       ----------
at any time outstanding;

     (f) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (a), (b) or (c) of this
                        ------------
paragraph;

     (g) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Stater Bros. and any of its Wholly-Owned Subsidiaries (other than an Unrestricted Subsidiary); provided, however, that: (i) if Stater Bros. is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Stater Bros. or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Stater Bros. or a Wholly-

Owned Subsidiary (other than an Unrestricted Subsidiary) thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Stater Bros. or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);
        ----------

     (h) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

      (i) the guarantee by Stater Bros. of Indebtedness of Stater Bros. or a Restricted Subsidiary of Stater Bros. that was permitted to be incurred by another provision of this Section 4.09;
                          ------------

     (j) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of Section 4.09; provided, in each
                                               ------------
such case, that the amount thereof is included in Fixed Charges of Stater Bros. as accrued;

     (k) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Indebtedness to secure workers' compensation and other insurance coverages, not to exceed the minimum amount required by Stater Bros.' or any of its Restricted Subsidiaries' insurance carriers or applicable regulatory agencies (which may be Indebtedness under Credit Facilities in addition to that permitted under clause
                                                                         ------
(a));
---

     (l) the incurrence by Stater Bros. of Indebtedness to La Cadena Investments incurred by Stater Bros. in connection with a Qualified La Cadena Investment; provided, however, that the repayment of principal with respect to, and the payment of interest with respect to, any such Qualified La Cadena Investment constituting Indebtedness shall be subject to Section 4.07;
                                              ------------

     (m) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit entered into as security for the obligations of Stater Bros. or any of its Restricted Subsidiaries pursuant to any or all of the Petrolane Leases;

     (n) the incurrence of Indebtedness arising from agreements of Stater Bros. or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Stater Bros. or any Restricted Subsidiary pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of Stater Bros. or any Restricted Subsidiary, other than guarantees or similar credit support by Stater Bros. or such Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness described in this clause (n) shall not exceed the net proceeds actually received in
     ----------
connection with any such disposition; and

     (o) the incurrence by Stater Bros. or any of its Restricted Subsidiaries of other Indebtedness not to exceed $25.0 million (which may be Indebtedness under Credit Facilities in addition to that permitted by clause (a)).
                                                   ----------

      Stater Bros. shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Stater Bros. unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of Stater Bros. shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Stater Bros. solely by virtue of being unsecured.

          For purposes of determining compliance with this Section 4.09, in the
                                                           ------------
event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (o) above, or is entitled to be incurred pursuant to the first paragraph of this Section
                                                                      -------
4.09, Stater Bros. shall be permitted to classify such item of Indebtedness on
----
the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.
                                                    ------------

          Indebtedness under the Revolving Credit Facility outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt above.

Section 4.10.  Asset Sales

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than a Qualified Santee LLC Interest Sale) unless: (a) Stater Bros. (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (b) such fair market value is evidenced by (i) for any Asset Sale resulting in Net Proceeds less than or equal to $1.0 million, an Officers' Certificate delivered to the Trustee or (ii) for any Asset Sale resulting in Net Proceeds in excess of $1.0 million, a resolution of Stater Bros.' Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and (c) at least 75% of the consideration therefor received by Stater Bros. or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities (as shown on Stater Bros.' or such Restricted Subsidiary's most recent balance sheet) of Stater Bros. or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Stater Bros. or such Restricted Subsidiary from further liability; and (b) any securities, notes or other obligations received by Stater Bros. or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Stater Bros. or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); provided, that any non-cash consideration that becomes Net

Proceeds shall thereafter be subject to the provisions of the second paragraph of this Section 4.10.

          Upon the date of consummation of any Asset Sale by Stater Bros. or any Restricted Subsidiary which, taken individually or together with all such Asset Sales since the date of this Indenture, results in the receipt of Net Proceeds in excess of $10.0 million, such Net Proceeds and all Net Proceeds from all such Asset Sales consummated concurrently therewith or consummated thereafter (such first consummation date and each such date thereafter, a "Consummation Date") shall be applied by Stater Bros. or such Restricted Subsidiary within 12 months of the relevant Consummation Date (or, in the event of a Qualified Santee LLC Interest Sale, within 24 months of the relevant Consummation Date) at its election to either: (a) investments in assets or businesses in the same line of business as Stater Bros. or such Restricted Subsidiary; (b) the permanent repayment of (and permanent reduction of commitments, if any, under) any Indebtedness (i) that is secured by or incurred to construct such assets or (ii) of a Restricted Subsidiary; (c) a combination of payment and investment permitted by the foregoing clauses (a) and (b); or (d) pending the final
                           -----------     ---
application of any such Net Proceeds, the temporary reduction of revolving credit borrowings or other investment of such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (a), (b) or (c) of the preceding paragraph shall constitute
            -----------  ---    ---
"Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Stater Bros. shall make an Asset Sale Offer in accordance with Section
                                                                        -------
3.09 to all Holders of Notes and all holders of other Indebtedness that is pari
----
passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Stater Bros. or such Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          Stater Bros. shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, Stater Bros. shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11.  Transactions with Affiliates.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are consistent with industry practice and no less favorable to Stater Bros. or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Stater Bros. or such Restricted Subsidiary with an unrelated Person; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, Stater Bros. delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(a) transactions, to the extent not otherwise prohibited under this Indenture, between or among Stater Bros. and/or its Wholly-Owned Subsidiaries; (b) transactions contemplated by the Santee Documents, as amended, modified, renewed, refunded or replaced from time to time; provided, that such transactions are not otherwise prohibited by this Indenture; (c) payment of reasonable directors fees to directors of Stater Bros.; (d) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Stater Bros.; (e) payment to La Cadena Investments of an amount equal to 1% of the aggregate principal amount of the Initial Notes for advisory services rendered in connection therewith; and (f) Restricted Payments that are permitted by the provisions of Section 4.07 hereof.
              ------------

Section 4.12.  Liens.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13.  Corporate Existence.

          Subject to Article 5 hereof, Stater Bros. shall do or cause to be done
                     ---------
all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Stater Bros. or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Stater Bros. and its Subsidiaries; provided, however, that Stater Bros. shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of Stater Bros. shall determine that the preservation thereof is no longer desirable in the conduct of the business of Stater Bros. and its

Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14.  Offer to Repurchase Upon Change of Control.

          If a Change of Control occurs, each Holder of Notes will have the right to require Stater Bros. to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer. In the Change of Control Offer, Stater Bros. shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Stater Bros. shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. Stater Bros. shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, Stater Bros.
                                                  ------------
will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of
                                                    ------------
such conflict.

          On the Change of Control Payment Date, Stater Bros. shall, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Stater Bros.

          The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          Prior to complying with any of the provisions of this Section 4.14,
                                                                ------------
but in any event within 90 days following a Change of Control, Stater Bros. shall either (i) cause each of its Restricted Subsidiaries to obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness of such Restricted Subsidiary to permit the repurchase of Notes required by this Section 4.14 or (ii) if any of such requisite consents cannot
                 ------------
be obtained, cause the applicable Restricted Subsidiary or Restricted Subsidiaries to repay the Indebtedness pursuant to which such consent is required.

          Stater Bros. shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Stater Bros. shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not
              ------------
withdrawn under such Change of Control Offer.

Section 4.15. Limitation On Issuances And Sales Of Equity Interests In Wholly-Owned Subsidiaries (Other Than An Unrestricted Subsidiary).

          Stater Bros. shall not, and shall not permit any of its Wholly-Owned Subsidiaries (other than an Unrestricted Subsidiary) to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of Stater Bros. to any Person (other than Stater Bros. or a Wholly-Owned Subsidiary of Stater Bros.), unless:
(a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Sections 3.09 and 4.10. In addition, Stater Bros. shall not
                -------------     ----
permit any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of Stater Bros. to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Stater Bros. or a Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of Stater Bros.

Section 4.16.  Limitation on Issuances of Guarantees of Indebtedness.

          Stater Bros. shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Stater Bros. with a principal amount in excess of an aggregate of $10.0 million unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness.

Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries.

          The Board of Directors of Stater Bros. may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of any Wholly-Owned Subsidiary of Stater Bros. other than a Wholly-Owned Subsidiary of such Subsidiary; provided, that Stater Bros. shall have provided the Trustee with an Officers' Certificate accompanied by a resolution of the Board of Directors of Stater Bros. stating that (x) such designation complies with Section 4.07 hereof
                                                             ------------
and (y) such designation shall not otherwise result in any Default or Event of Default. The Board of Directors of Stater Bros. may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Stater Bros. is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.09 hereof and (y) immediately before and immediately after giving
------------
effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of Stater Bros. shall be evidenced to the Trustee by promptly providing the

Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with this
Section 4.17.
------------

Section 4.18.  Payments For Consent.

          Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

          Stater Bros. shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not Stater Bros. is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Stater Bros. and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (a) either: (i) Stater Bros. would be the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than Stater Bros.) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made would be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the Person formed by or surviving any such consolidation or merger (if other than Stater Bros.) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Stater Bros. under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

     (c) immediately after giving effect to such transaction (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) no Default or Event of Default would exist or be continuing; and

     (d) Stater Bros. or the Person formed by or surviving any such consolidation or merger (if other than Stater Bros.), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made: (i) would have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Stater Bros. immediately preceding the transaction; and (ii) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and
                                ------------

     (e) Stater Bros. or such Person shall have delivered to the Trustee (i) an Officers' Certificate of Stater Bros. and an Opinion of Counsel (which counsel may not be in-house counsel of Stater Bros.), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.01 and that all conditions precedent in
                            ------------
this Indenture relating to such transaction have been satisfied and (ii) a certificate from Stater Bros.' independent certified public accountants stating that Stater Bros. has made the calculations required by clause (d) above in accordance with the terms of this Indenture.

          In addition, Stater Bros. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

          Notwithstanding the foregoing, this Section 5.01 shall not apply to a
                                              ------------
sale, assignment, transfer, conveyance or other disposition of assets between or among Stater Bros. and any of its Restricted Subsidiaries.

Section 5.02.  Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Stater Bros. in accordance with Section 5.01 hereof, the successor
                                   ------------
corporation formed by such consolidation or into or with which Stater Bros. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Stater Bros." shall refer instead to the successor corporation and not to Stater Bros.), and may exercise every right and power of Stater Bros. under this Indenture with the same effect as if such successor Person had been named as Stater Bros. herein; provided, however, that the predecessor Stater Bros. shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Stater Bros.' assets that meets the requirements of
Section 5.01 hereof.
------------

                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

          Each of the following shall constitute an "Event of Default": (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by Stater Bros. or any of its Restricted Subsidiaries to comply with Section 3.09, 4.10, 4.14 or
                                                  ------------  ----  ----
5.01; (iv) failure by Stater Bros. or any of its Restricted Subsidiaries for 60
----
days after notice to
comply with any of the other agreements in this Indenture or the Notes (other than a default set forth in clauses (i), (ii) or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Stater Bros. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Stater Bros. or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Stater Bros. or any of its Restricted Subsidiaries to pay final judgments to the extent not covered by insurance underwritten by third parties aggregating in excess of $2.0 million, which judgments shall not have been paid, discharged or stayed for a period of 60 days; (vii) Stater Bros. or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case for relief from its creditors; (B) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing its inability generally to pay its debts as they become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Stater Bros. or any of its Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of Stater Bros. or any of its Restricted Subsidiaries or for all or substantially all of the property of Stater Bros. or any of its Restricted Subsidiaries; or (C) orders the liquidation of Stater Bros. or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

          If any Event of Default other than an Event of Default described in clauses (vii) or (viii) above occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable immediately by notice in writing to Stater Bros. and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately and automatically due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) of Section 6.01
                                                               ------------
hereof occurs with respect to Stater Bros., all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Stater Bros. with the intention of avoiding payment of the premium that Stater Bros. would have had to pay if Stater Bros. then had elected to redeem the Notes pursuant to Section
                                                                     -------
3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall
----
also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Stater Bros. with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable to the extent permitted by law in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

          Year                                      Percentage
          ----                                      ----------

          1999  ..................................  116.1250%
          2000  ..................................  113.4375%
          2001  ..................................  110.7500%
          2002  ..................................  108.0625%
          2003  ..................................  105.3750%

Section 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if: (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(i) or (ii) occurs and
                                              ---------------    ----
is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Stater Bros. for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Stater Bros. (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To
                                                         ------------
the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding,
                  ------------
shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and
------------
liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to Stater Bros. or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
                                  ------------

Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in
                 ------------
principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

     (b) Except during the continuance of an Event of Default: (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
                                                       ------------

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liabilities and/or expenses that might be incurred by it in connection with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Stater Bros. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Stater Bros. shall be sufficient if signed by an Officer of Stater Bros.

     (f) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, costs, liabilities and/or expenses that might be incurred by it in connection with such request or direction.

Section 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Stater Bros. or any Affiliate of Stater Bros. with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA as then in effect, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
                   -------------     ----

Section 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Stater Bros.' use of the proceeds from the Notes or any money paid to Stater Bros. or upon Stater Bros.' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Stater Bros. and , if such report is prepared after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective by the SEC, filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). Stater Bros. shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

          Stater Bros. shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Stater Bros. shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          Stater Bros. shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Stater Bros. (including this Section 7.07) and defending itself against any claim (whether asserted by
     ------------
Stater Bros. or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Stater Bros. promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Stater Bros. shall not relieve Stater Bros. of its obligations hereunder.
Stater Bros. shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Stater Bros. shall pay the reasonable fees and expenses of such counsel. Stater Bros. need not pay for any settlement made without its consent, which consent shall not be unreasonably delayed or withheld.

          The obligations of Stater Bros. under this Section 7.07 shall survive
                                                     ------------
the satisfaction and discharge of this Indenture.

          To secure Stater Bros.' payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and
                     -----------------    ------
the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

          Stater Bros.' obligations under this Section 7.07 and any claim
                                               ------------
arising hereunder shall survive the resignation or removal of any Trustee, the discharge of Stater Bros.' obligations pursuant to Article 8 hereof and any
                                                   ---------
rejection or termination under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Stater Bros. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Stater Bros. in writing. Stater Bros. may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10
                                                                 ------------
hereof; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Stater Bros. shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Stater Bros.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Stater Bros., or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
                                                                      -------
7.10, such Holder of a Note may petition any court of competent jurisdiction for
----
the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Stater Bros. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee
                ------------
pursuant to this Section 7.08, Stater Bros.' obligations under Section 7.07
                 ------------                                  ------------
hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Stater Bros.

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 7.12.  Trustee Risk.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 7.01 hereof and the requirements of the TIA as then
                    ------------
in effect.

Section 7.13.  Appointment Of Co-Trustee.

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee (the "Co-Trustee"). The following provisions of this Section 7.13 are adopted to these ends.
                             ------------

          The Trustee shall, upon the prior written consent of Stater Bros., which shall not be unreasonably delayed or withheld, appoint an additional individual or institution as a Co-Trustee. The Co-Trustee shall deliver a written acceptance of its appointment to Stater Bros. Thereupon, the Co-Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Trustee shall mail a notice of the appointment of the Co-Trustee to Holders of the Notes.

          In the event that the Trustee appoints a Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such Co-Trustee but only to the extent necessary to enable such Co-Trustee to exercise such powers, rights, and remedies, and every covenant and obligation necessary to the exercise thereof by such Co-Trustee shall run to and be enforceable by either of them.

          Should any instrument in writing be required by the separate Co-Trustee so appointed by the Trustee for fuller and more certain vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Stater Bros. In case any separate Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such Co-Trustee.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

          Stater Bros. may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon
       ------------    ----
compliance with the conditions set forth below in this Article 8.
                                                       ---------

Section 8.02.  Legal Defeasance and Discharge.

          Upon Stater Bros.' exercise under Section 8.01 hereof of the option
                                            ------------
applicable to this Section 8.02, Stater Bros. shall, subject to the satisfaction
                   ------------
of the conditions set forth in Section 8.04 hereof, be deemed to have been
                               ------------
discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Stater Bros. shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture
                ------------
referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Stater Bros., shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
                                                                        -------
8.04 hereof, and as more fully set forth in such Section, payments in respect of
----
the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) Stater Bros.' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights,
                            ---------     ------------
powers, trusts, duties and immunities of the Trustee hereunder and Stater Bros.' obligations in connection therewith and (d) this Article 8. Subject to
                                                 ---------
compliance with this Article 8, Stater Bros. may exercise its option under this
                     ---------
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03
------------                                                        ------------
hereof.

Section 8.03.  Covenant Defeasance.

          Upon Stater Bros.' exercise under Section 8.01 hereof of the option
                                            ------------
applicable to this Section 8.03, Stater Bros. shall, subject to the satisfaction
                   ------------
of the conditions set forth in Section 8.04 hereof, be released from its
                               ------------
obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10,
                                             --------------------------------
4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18 hereof and clauses (c)
----------------------------------     ----
and (d) of Section 5.01 hereof with respect to the outstanding Notes on and
           ------------
after the date the conditions set forth in Section 8.04 are satisfied
                                           ------------
(hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Stater Bros. may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified
                             ------------
above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Stater Bros.' exercise under Section 8.01 hereof of
                                                        ------------
the option applicable to this Section 8.03 hereof, hereof to the satisfaction of
                              ------------
the conditions set forth in Section 8.04 hereof, Sections 5.01(c) and 5.01(d)
                            ------------         ----------------     -------
and Sections 6.01(iii) through 6.01(vi) hereof shall not constitute Events of
    ------------------         --------
Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
                                                                        -------
8.02 or 8.03 hereof to the outstanding Notes:  In order to exercise either Legal
----    ----
Defeasance or Covenant Defeasance: (a) Stater Bros. must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and Stater Bros. must specify whether the Notes are being defeased to maturity or to a particular redemption date; (b) in the case of an election under Section 8.02
                                                                   ------------
hereof, Stater Bros. shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Stater Bros. has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of an election under Section 8.03 hereof, Stater Bros. shall have
                              ------------
delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently
                                                         ---------
with such incurrence) or insofar as Sections 6.01(vii) or 6.01(viii) hereof is
                                    ------------------    ----------
concerned, at any time in the period ending on the 91st day after the date of deposit; (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Stater Bros. or any of its Subsidiaries is a party or by which Stater Bros. or any of its Subsidiaries is bound; (f) Stater Bros. shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (g) Stater Bros. shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Stater Bros. with the intent of preferring the Holders over any other creditors of Stater Bros. or with the intent of defeating, hindering, delaying or defrauding any other creditors of Stater Bros. or others; and (h) Stater Bros. shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government
                     ------------
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
                                                      ------------
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes
                       ------------
shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Stater Bros. acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          Stater Bros. shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal
                                            ------------
and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the
                           ---------
Trustee shall deliver or pay to Stater Bros. from time to time upon the request of Stater Bros. any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized
            ------------
firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under
Section 8.04(a) hereof), are in excess of the amount thereof that would then be
---------------
required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Stater Bros.

          Any money deposited with the Trustee or any Paying Agent, or then held by Stater Bros., in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Stater Bros. on its request or (if then held by Stater Bros.) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to Stater Bros. for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Stater Bros. as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Stater Bros. cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Stater Bros.

Section 8.07.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
                                                                 ------------
8.03 hereof, as the case may be, by reason of any order or judgment of any court
----
or governmental authority enjoining, restraining or otherwise prohibiting such application, then Stater Bros.' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is
------------    ----
permitted to apply all such money in accordance with Section 8.02 or 8.03
                                                     ------------    ----
hereof, as the case may be; provided, however, that, if Stater Bros. makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, Stater Bros. shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 of this Indenture, Stater Bros. and the
                          ------------
Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note: (a) to cure any ambiguity, defect or inconsistency;
(b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the
                                                 ---------
related definitions) in a manner that does not materially adversely affect any Holder; (c) to provide for the assumption of Stater Bros.' obligations to the Holders of the Notes by a successor to Stater Bros. pursuant to Article 5 or
                                                                ---------
Article 11 hereof; (d) to make any change that would provide any additional
----------
rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

          Upon the request of Stater Bros. accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
                                                                         -------
7.02 hereof, the Trustee shall join with Stater Bros. in the execution of any
----
amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, Stater Bros. and the
                                           ------------
Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10
                                                          -------------  ----
and 4.14 hereof), and the Notes with the consent of the Holders of at least a
    ----
majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or
                        -------------     ----
Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of
Article 10 hereof that adversely affects the rights of any Holder of Notes.
----------
Section 2.08 hereof shall determine which Notes are considered to be
------------
"outstanding" for purposes of this Section 9.02.
                                   ------------

          Upon the request of Stater Bros. accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall
                                          ------------
join with Stater Bros. in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment
           ------------
or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, Stater Bros. shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Stater Bros. to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a
                                 -------------     ----
majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by Stater Bros. with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-
                  ------------
consenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, other than provisions relating to
Section 3.09, 4.10 or 4.14 hereof; (c) reduce the rate of or change the time for
------------  ----    ----
payment of interest, including default interest, on any Note; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (g) waive a redemption payment with respect to any Note, other than a payment required by Section 3.09, 4.10 or 4.14 hereof; or (h) make
                                 ------------  ----    ----
any change in Section 6.04 or 6.07 hereof or in the preceding amendment and
              ------------    ----
waiver provisions.

Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Stater Bros. in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not
                            ---------
adversely affect the rights, duties, liabilities or immunities of the Trustee. Stater Bros. may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof)
                                                         ------------
shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel
   -------------
stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.

                                 MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 10.02.  Notices.

          Any notice or communication by Stater Bros. or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to Stater Bros.:

          Stater Bros. Holdings Inc.
          21700 Barton Road
          Colton, California  92324
          Attention:  Dennis N. Beal
          Chief Financial Officer

          with copies to:

          Varner, Saleson & Dobler LLP
          3750 University Avenue, Suite 610
          Riverside, California  92501
          Attention:  Bruce D. Varner, Esq.

          and

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue, Suite 4800
          Los Angeles, California  90071-3197
          Attention:  Andrew E. Bogen, Esq.

          If to the Trustee:

          IBJ Whitehall Bank & Trust Company
          One State Street
          New York, New York  10004
          Telecopier No.:  (212) 858-2952
          Attention:  Corporate Trust Administration

          With a copy to:

          Riordan & McKinzie
          695 Town Center Drive
          Suite 1500
          Costa Mesa, California  92626
          Telecopier No.:  (714) 433-2611
          Attention:  Michael P. Whalen

          Stater Bros. or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If Stater Bros. mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03.  Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Stater Bros., the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by Stater Bros. to the Trustee to take any action under this Indenture, Stater Bros. shall furnish to the Trustee: (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof)
                                                         -------------
stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all
         -------------
such conditions precedent and covenants have been satisfied.

Section 10.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:   (a) a statement that the Person making such
certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No past, present or future director, officer, employee, incorporator or stockholder of Stater Bros., as such, shall have any liability for any obligations of Stater Bros. under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.08.  Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of Stater Bros. or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

          All agreements of Stater Bros. in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, we have set our hands on this Indenture as of the 6th day of August, 1999.


                              STATER BROS. HOLDINGS INC.



                              By: /s/ Jack H. Brown
                                  --------------------------------
                                  Jack H. Brown
                                  Chairman of the Board, President
                                  and Chief Executive Officer



                              By: /s/ Bruce D. Varner
                                  --------------------------------
                                  Bruce D. Varner
                                  Secretary

                              IBJ WHITEHALL BANK & TRUST COMPANY

                              By: /s/ Terence Rawlins
                                  --------------------------------
                                  Name: Terence Rawlins
                                  Title: Assistant Vice President

                                  EXHIBIT A-1
                                 (Face of Note)

===============================================================================

                                                                 CUSIP _________

                                                                 ISIN __________

                         10  3/4% Senior Notes due 2006

No. ___                                                             $___________

                           Stater Bros. Holdings Inc.

promises to pay to ___________, or registered assigns, the principal sum of _______________________ _____________Dollars ($__________) on August 15, 2006.

Interest Payment Dates:  February 15 and August 15, commencing February 15,
2000.

Record Dates:  February 1 and August 1.

                              Dated:  __________

                              Stater Bros. Holdings Inc.

                              By:
                                  --------------------------------
                                  Jack H. Brown
                                  Chairman of the Board, President
                                  and Chief Executive Officer


                              By:
                                  --------------------------------
                                  Bruce D. Varner
                                  Secretary

This is one of the
Notes referred to in the
within-mentioned Indenture:

IBJ Whitehall Bank & Trust Company

By:
    ------------------------------
    Authorized Signatory
    Dated: __________, ____

===============================================================================

                                     A-1-1

                                 (Back of Note)

              10  3/4% [Series A] [Series B] Senior Notes due 2006

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Stater Bros. Holdings Inc., a Delaware corporation ("Stater Bros."), promises to pay interest on the principal amount of this Note at 10 3/4% per annum from August 6, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 4 of the Registration Rights Agreement referred to below. Stater Bros. shall pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2000. Stater Bros. shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. Stater Bros. will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to Stater Bros., Stater Bros. will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions in immediately available funds. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Stater Bros. elects to make payments of interest and Liquidated Damages, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. Stater Bros. may change any Paying Agent or Registrar without notice to any Holder. Stater Bros. or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. Indenture. Stater Bros. issued the Notes under an Indenture, dated as of August 6, 1999 (the "Indenture"), among Stater Bros. and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

                                     A-1-2

1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of Stater Bros. limited to $550 million in aggregate principal amount.

          5.   Optional Redemption.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at Stater Bros.'s option prior to August 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of Stater Bros., in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

          Year                                             Percentage
          ----                                             ----------
          2003...........................................   105.3750%
          2004...........................................   102.6875%
          2005 and thereafter............................   100.0000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to August 15, 2002, Stater Bros. may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more sales of Capital Stock of Stater Bros. resulting, for each such sale, in net cash proceeds to Stater Bros. in excess of $25.0 million; provided that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Stater Bros. and its Subsidiaries); and (ii) the redemption shall occur within 45 days of the date of the closing of any such sale.

          6. Mandatory Redemption. Except as set forth in paragraph 7 below, Stater Bros. shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7.   Repurchase at Option of Holder.

          (a) If a Change of Control occurs, each Holder of Notes will have the right to require Stater Bros. to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Stater Bros. shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice.

          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, Stater Bros. will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is

                                     A-1-3
pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Stater Bros. may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Stater Bros. prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. Notice of Redemption. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Stater Bros. may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Stater Bros. need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, Stater Bros. need not issue, exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, and, except for any Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase), any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of Stater Bros.' obligations to Holders of the Notes in case of a merger, consolidation, or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the

                                     A-1-4
legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by Stater Bros. or any of its Restricted Subsidiaries to comply with Section 3.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by Stater Bros. or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Notes (other than a default set forth in clauses (i), (ii) or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Stater Bros. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Stater Bros. or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Stater Bros. or any of its Restricted Subsidiaries to pay final judgments to the extent not covered by insurance underwritten by third parties aggregating in excess of $2.0 million, which judgments shall not have been paid, discharged or stayed for a period of 60 days; (vii) Stater Bros. or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case for relief from its creditors; (B) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or
(E) admits in writing its inability generally to pay its debts as they become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Stater Bros. or any of its Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of Stater Bros. or any of its Restricted Subsidiaries or for all or substantially all of the property of Stater Bros. or any of its Restricted Subsidiaries; or
(C) orders the liquidation of Stater Bros. or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default other than an Event of Default described in clauses (vii) or (viii) above occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable immediately by notice in writing to Stater Bros. and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately and automatically due and payable.
Notwithstanding the foregoing, if an Event of Default specified in clauses (vii) or (viii) above occurs, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium and Liquidated Damages, if any, or interest on any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its

                                     A-1-5
consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes. Stater Bros. is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Stater Bros. is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with STATER BROS. The Trustee in its individual or any other capacity may become the owner or Pledgee of Notes and may otherwise deal with Stater Bros. or any Affiliate of Stater Bros. with the same rights it would have if it were not Trustee.

          14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of Stater Bros., as such, shall have any liability for any obligations of Stater Bros. under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes (other than Additional Notes) shall have all the rights set forth in the Registration Rights Agreement, dated as of August 6, 1999, between Stater Bros. and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between Stater Bros. and the other parties thereto, relating to rights given by Stater Bros. to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Stater Bros. has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                     A-1-6

          Stater Bros. will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Stater Bros. Holdings Inc.
          21700 Barton Road
          P.O. Box 150
          Colton, California 92324
          Telephone No.:  (909) 783-5000
          Attention:  Corporate Secretary

                                     A-1-7

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:


_______________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of Stater Bros.. The agent may substitute another to act for him.

________________________________________________________________________________

Date:__________________
                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:____________________________


                              SIGNATURE GUARANTEE:

                              _________________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-8

                       Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by Stater Bros. pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [ ]Section 4.10     [ ]Section 4.14

          If you want to elect to have only part of the Note purchased by Stater Bros. pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date:_________________

                              Your Signature:__________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:___________________________


                              SIGNATURE GUARANTEE:

                              _________________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

               The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 Principal Amount
                    Amount of decrease    Amount of increase      of this Global         Signature of
                       in Principal          in Principal         Note following       authorized officer
                      Amount of this       Amount of this       such decrease (or      of Trustee or Note
Date of Exchange       Global Note           Global Note           increase)               Custodian
-----------------   ------------------    ------------------    -----------------      ------------------



                                     A-1-10

                                  EXHIBIT A-2

                 (Face of Regulation S Temporary Global Note)

================================================================================

                                                                  CUSIP ________

                                                                   ISIN ________


                        10  3/4% Senior Notes due 2006

No. ___                                                $____________

                          Stater Bros. Holdings Inc.

promises to pay to _________, or registered assigns, the principal sum of _______________________ Dollars ($__________) on August 15, 2006.

Interest Payment Dates:  February 15 and August 15, commencing February 15,
2000.

Record Dates:  February 1 and August 1.

                              Dated:  __________________

                              Stater Bros. Holdings Inc.

                              By:  _______________________________
                                    Jack H. Brown
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                              By:  _______________________________
                                    Bruce D. Varner
                                    Secretary
This is one of the
Notes referred to in the
within-mentioned Indenture:

IBJ Whitehall Bank & Trust Company
as Trustee

By:  _______________________________
     Authorized Signatory
     Dated: August 6, 1999
================================================================================


                                     A-2-1

                 (Back of Regulation S Temporary Global Note)

             10  3/4% [Series A] [Series B] Senior Notes due 2006

           THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

           THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
   AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
   SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT

           (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
   ONLY

               (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED
     INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO STATER BROS. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

               (ii) TO THE ISSUER, OR

               (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                                     A-2-2

           (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

           THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF STATER BROS.

          This Global Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) the Trustee may make such notations hereon as may be required pursuant to Section 2.07 of the Indenture, (ii) this Global Note may be exchanged in whole but not in part pursuant to Section 2.06(a) of the Indenture, (iii) this Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture, and (iv) this Global Note may be transferred to a successor depositary with the prior written consent of Stater Bros.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Stater Bros. Holdings Inc., a Delaware corporation ("Stater Bros."), promises to pay interest on the principal amount of this Note at 10 3/4% per annum from August 6, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 4 of the Registration Rights Agreement referred to below. Stater Bros. shall pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2000. Stater Bros. shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. Stater Bros. will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at

                                     A-2-3
the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to Stater Bros., Stater Bros. will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions in immediately available funds. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Stater Bros. elects to make payments of interest and Liquidated Damages, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. Stater Bros. may change any Paying Agent or Registrar without notice to any Holder. Stater Bros. or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. INDENTURE. Stater Bros. issued the Notes under an Indenture, dated as of August 6, 1999 (the "Indenture"), among Stater Bros. and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of Stater Bros. limited to $550 million in aggregate principal amount.

          5.   OPTIONAL REDEMPTION.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at Stater Bros.'s option prior to August 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of Stater Bros., in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

          Year                                                                      Percentage
          ----                                                                      ----------
          2003............................................................          105.3750 %
          2004............................................................          102.6875 %
          2005 and thereafter.............................................          100.0000 %

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to August 15, 2002, Stater Bros. may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more sales of Capital Stock of Stater Bros. resulting, for each such sale, in net cash proceeds to Stater Bros. in excess of $25.0 million; provided that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Stater Bros.

                                     A-2-4
and its Subsidiaries); and (ii) the redemption shall occur within 45 days of the date of the closing of any such sale.

          6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, Stater Bros. shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) If a Change of Control occurs, each Holder of Notes will have the right to require Stater Bros. to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Stater Bros. shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice.

          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, Stater Bros. will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Stater Bros. may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Stater Bros. prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Stater Bros. may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Stater Bros. need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, Stater Bros. need not issue, exchange or register the transfer of any Notes for a period of 15 days before a


                                     A-2-5
selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class, and, except for any Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase), any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of Stater Bros.' obligations to Holders of the Notes in case of a merger, consolidation, or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by Stater Bros. or any of its Restricted Subsidiaries to comply with Section 3.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by Stater Bros. or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Notes (other than a default set forth in clauses (i), (ii) or (iii) above); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Stater Bros. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Stater Bros. or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Stater Bros. or any of its Restricted Subsidiaries to pay final judgments to the extent not covered by insurance underwritten by third parties aggregating in excess of $2.0 million, which judgments shall not have been paid, discharged or stayed for a period of 60 days; (vii) Stater Bros. or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case for relief from its creditors; (B) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or
(E) admits in writing its inability generally to pay its debts as they become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Stater Bros. or any of its


                                     A-2-6

Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of Stater Bros. or any of its Restricted Subsidiaries or for all or substantially all of the property of Stater Bros. or any of its Restricted Subsidiaries; or
(C) orders the liquidation of Stater Bros. or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default other than an Event of Default described in clauses (vii) or (viii) above occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable immediately by notice in writing to Stater Bros. and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately and automatically due and payable.
Notwithstanding the foregoing, if an Event of Default specified in clauses (vii) or (viii) above occurs, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium and Liquidated Damages, if any, or interest on any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes. Stater Bros. is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Stater Bros. is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. TRUSTEE DEALINGS WITH STATER BROS. The Trustee in its individual or any other capacity may become the owner or Pledgee of Notes and may otherwise deal with Stater Bros. or any Affiliate of Stater Bros. with the same rights it would have if it were not Trustee.

          14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of Stater Bros., as such, shall have any liability for any obligations of Stater Bros. under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes (other than Additional Notes) shall have all the rights set forth in the Registration Rights Agreement, dated as of August 6, 1999, between Stater Bros. and the parties named on the signature pages thereof or, in the case of Additional

                                     A-2-7

Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between Stater Bros. and the other parties thereto, relating to rights given by Stater Bros. to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          18. CUSIP NUMBERS. `Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Stater Bros. has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                                     A-2-8

          Stater Bros. will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Stater Bros. Holdings Inc.
          21700 Barton Road
          P.O. Box 150
          Colton, California 92324
          Telephone No.:  (909) 783-5000
          Attention:  Corporate Secretary



                                     A-2-9

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
          (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
          (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of Stater Bros.. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________

                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:____________________________


                              SIGNATURE GUARANTEE:

                              _________________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2-10

                      Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by Stater Bros. pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

     [ ]Section 4.10     [ ]Section 4.14

          If you want to elect to have only part of the Note purchased by Stater Bros. pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________


_______________________________________________________________________________

Date:________________
                              Your Signature:__________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:___________________________


                              SIGNATURE GUARANTEE:

                              _________________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2-11

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

              The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                   Principal Amount
                      Amount of             Amount of increase     of this Global Note     Signature of
                      decrease in           in Principal           following such          authorized officer
                      Principal Amount      Amount of this         decrease (or            of Trustee or Note
Date of Exchange      of this Global Note    Global Note            increase)                 Custodian
----------------      -------------------   --------------         ------------            ------------------





                                    A-2-12

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Stater Bros. Holdings Inc.
21700 Barton Road
P.O. Box 150
Colton, California 92324
Telephone: (909) 783-5000
Attention:  Corporate Secretary


IBJ Whitehall Bank & Trust Company
One State Street
NewYork NY 10004
Telephone No.: (212) 858-2103
Attention:  Corporate Trust Administration

          Re:  10  3/4% Senior Notes due 2006
               ------------------------------

          Reference is hereby made to the Indenture, dated as of August 6, 1999 (the "Indenture"), among State Bros. Holdings Inc., as issuer ("Stater Bros.") and IBJ Whitehall Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    [ ] Check if Transferee will take delivery of a beneficial interest in the
          ----------------------------------------------------------------------
144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.    [ ] Check if Transferee will take delivery of a beneficial interest in the
          ----------------------------------------------------------------------
Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive
--------------------------------------------------------------------------------
Note pursuant to
-----------------

Regulation S.  The Transfer is being effected pursuant to and in accordance with
------------
Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.    [ ] Check and complete if Transferee will take delivery of a beneficial
          -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than Rule 144A or Regulation S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b) [ ] such Transfer is being effected to Stater Bros. or a subsidiary thereof;

or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of Stater Bros.


                                    _________________________________________
                                    [Insert Name of Transferor]

                                    By:______________________________________
                                     Name:
                                     Title:

Dated:         ,
      --------- ------

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [ ] a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP  857555 AF 3), or
                                             -----------

          (ii)  [ ] Regulation S Global Note (CUSIP  U85853 AA 8); or
                                                     -----------

          (iii) [ ] IAI Global Note (CUSIP  857555 AG 1); or
                                            -----------

     (b)  [ ] a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  [ ] a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP  857555 AF 3), or
                                             -----------

          (ii)  [ ] Regulation S Global Note (CUSIP  U85853 AA 8), or
                                                     -----------
          (iii) [ ] IAI Global Note (CUSIP  857555 AG 1); or
                                            -----------
          (iv)  [ ] Unrestricted Global Note (CUSIP  857555 AH 9); or
                                                     -----------
     (b) [ ] a Restricted Definitive Note; or

     (c) [ ] an Unrestricted Definitive Note,

       in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

Stater Bros. Holdings Inc.
21700 Barton Road
P.O. Box 150
Colton, California 92324
Telephone: (909) 783-5000
Attention:  Corporate Secretary


IBJ Whitehall Bank & Trust Company
One State Street
NewYork NY 10004
Telephone No.: (212) 858-2103
Attention:  Corporate Trust Administration

          Re:  10 3/4% Senior Notes due 2006
               -----------------------------

                             (CUSIP ______________)

          Reference is hereby made to the Indenture, dated as of August 6, 1999 (the "Indenture"), among Stater Bros. Holdings Inc., as issuer ("Stater Bros."), and IBJ Whitehall Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to beneficial interest in an Unrestricted Global Note.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to Unrestricted Definitive Note.  In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to
                  -------------------------------------------------------
beneficial interest in an Unrestricted Global Note.  In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to
                  -------------------------------------------------------
Unrestricted Definitive Note.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to Restricted Definitive Note.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to
                  --------------------------------------------------------
beneficial interest in a Restricted Global Note.  In connection with the
-----------------------------------------------
Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of Stater Bros..

                                    ___________________________________
                                         [Insert Name of Owner]


                                    By: _______________________________
                                      Name:
                                      Title:

Dated:  __________, ____

                                   EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Stater Bros. Holdings Inc.
21700 Barton Road
P.O. Box 150
Colton, California 92324
Telephone: (909) 783-5000
Attention:  Corporate Secretary


IBJ Whitehall Bank & Trust Company
One State Street
NewYork NY 10004
Telephone No.: (212) 858-2103
Attention:  Corporate Trust Administration


          Re:  10 3/4% Senior Notes due 2006
               -----------------------------

          Reference is hereby made to the Indenture, dated as of August 6, 1999 (the "Indenture"), among Stater Bros. Holdings Inc., as issuer (the "Stater Bros."), and IBJ Whitehall Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [ ] a beneficial interest in a Global Note, or

          (b)  [ ] a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Stater Bros., (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
(C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Stater Bros. a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to Stater Bros. to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Stater Bros. so requests) or (F) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any application securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and Stater Bros. such certifications, legal opinions and other information as you and Stater Bros. may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and Stater Bros. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      __________________________________________
                                      [Insert Name of Accredited Investor]



                                      By: _______________________________
                                          Name:
                                          Title:


Dated: __________________, ____


                                      D-2